UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 5, 2010

(Date of earliest event reported)

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2010, at the regular meeting of the board of directors of the Corporation, an Executive Incentive Program was approved. The plan provides a mechanism for certain Corporation executives to receive payments for goals that are achieved during calendar year 2010. The plan is not in writing but a summary is attached as an Exhibit to this Current Report and is incorporated herein by reference.

Item 7.01. FD Disclosure.

On February 10, 2010, Corning Natural Gas Corporation (the "Corporation") issued a press release announcing that the Corporation has increased its per share dividend from $0.13 to $0.15 for the second quarter of fiscal year 2010 for all shareholders of record on March 31, 2010, payable on or about April 15, 2010. This dividend was approved at the February 5, 2010 regularly-scheduled meeting of the board of directors of the Corporation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed or furnished as part of this Current Report on Form 8-K:

99.1 Press Release of Corning Natural Gas Corporation, dated February 10, 2010.

99.2 Executive Incentive Program Summary for 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Natural Gas Corporation

By: /s/ Michael I. German

Name: Michael I. German

Title: President and Chief Executive Officer

Dated: February 10, 2010